UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

LANDEC CORPORATION

     (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2015, Apio, Inc. (“Apio”), a wholly-owned subsidiary of the registrant, and Banc of America Leasing & Capital, LLC (“BofA”) entered into a Master Loan and Security Agreement (the “BofA Loan Agreement”), and the registrant and BofA entered into a Guaranty (the “Guaranty”). The BofA Loan Agreement and the Guaranty are each dated as of May 7, 2015, but the terms of the transaction were not finalized and did not become binding until May 15, 2015. The terms of the BofA Loan Agreement and the Guaranty are described in Item 2.03 of this Report, which is incorporated herein by reference.

Also on May 15, 2015, Apio and General Electric Capital Corporation (“GECC”) entered into a commitment letter (the “Commitment Letter”), the terms of which are described in Item 2.03 of this Report, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Banc of America Leasing & Capital

On May 15, 2015, Apio and BofA entered into the BofA Loan Agreement, pursuant to which Apio will be permitted to borrow up to $15.0 million to finance equipment purchases made between October 1, 2014 and April 30, 2016 (the “BofA Loan”). Certain terms of the BofA Loan are set forth in a proposal letter dated April 2, 2015 between BofA, Apio and the registrant (the “BofA Proposal Letter”). Each borrowing under the BofA Loan will have a five-year term and a seven-year amortization period and will have a fixed interest rate based on the 2.5-year swap rate, as described in the BofA Proposal Letter. Borrowings will be secured by equipment financed with proceeds of the BofA Loan. In addition, on May 15, 2015, the registrant and BofA entered into the Guaranty, pursuant to which the registrant will guarantee Apio’s payment obligations under the BofA Loan.

The foregoing description of the BofA Loan Agreement and the Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, reference to the BofA Proposal Letter, the BofA Loan Agreement, the form of Equipment Security Note referred to in the BofA Loan Agreement, and the Guaranty, copies of which are attached hereto as Exhibits 10.1 through 10.4, respectively, and the terms of which are incorporated herein by reference.

General Electric Capital Corporation

On May 15, 2015, GECC and Apio entered into the Commitment Letter, pursuant to which GECC committed to lend Apio up to approximately $14.7 million in equipment financing (the “Equipment Loan”) and approximately $7.7 million in real property financing (the “Real Property Loan”). The Equipment Loan and the Real Property Loan will be made pursuant to existing loan agreements dated as of April 23, 2012, as amended May 17, 2013 and July 17, 2014, among GECC, Apio, the registrant and other parties, which the registrant has filed previously in Form 8-K’s dated April 27, 2012 and July 21, 2014 (collectively, the “GECC Loan Agreements”).

The Equipment Loan replaces credit that is currently available under the GECC Loan Agreements. The Equipment Loan will be available to finance purchases of equipment between May 1, 2015 and June 30, 2017. Borrowings under the Equipment Loan will have a five-year term and a seven-year amortization. Interest on each borrowing under the Equipment Loan will be at a fixed rate based on an index rate plus a 5-year swap rate, as described in the Commitment Letter; the interest rate is currently 2.98% but may fluctuate before the Equipment Loan is fully drawn. Borrowings will be secured by equipment financed with the proceeds of the Equipment Loan and by a guaranty provided by the registrant as part of the GECC Loan Agreements.

The Real Property Loan will be used to finance the expansion of Apio’s facility in Hanover, PA. The Real Property Loan will have a 10-year term and a 20-year amortization. Interest will be at a fixed rate based on an index rate plus a 10-year swap rate, as described in the Commitment Letter; the interest rate is currently 4.19% but may fluctuate before Apio draws on the Real Property Loan. The Real Property Loan will be secured by Apio’s property and facilities in Hanover and by a guaranty provided by the registrant as part of the GECC Loan Agreements.

The foregoing description of the Equipment Loan and the Real Property Loan does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Commitment Letter, a copy of which is attached hereto as Exhibit 10.5 and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Proposal Letter dated April 2, 2015 between Banc of America Leasing & Capital, LLC, Apio, Inc. and Landec Corporation.

10.2	Master Loan and Security Agreement dated as of May 7, 2015 between Apio, Inc. and Banc of America Leasing & Capital, LLC.

10.3	Form of Equipment Security Note between Apio, Inc. and Banc of America Leasing & Capital, LLC.

10.4	Guaranty dated as of May 7, 2015 between Landec Corporation and Banc of America Leasing & Capital, LLC.

10.5	Commitment Letter dated May 15, 2015 between General Electric Capital Corporation and Apio, Inc.

99.1	Press Release dated May 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 21, 2015

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Proposal Letter dated April 2, 2015 between Banc of America Leasing & Capital, LLC, Apio, Inc. and Landec Corporation.

10.2	Master Loan and Security Agreement dated as of May 7, 2015 between Apio, Inc. and Banc of America Leasing & Capital, LLC.

10.3	Form of Equipment Security Note between Apio, Inc. and Banc of America Leasing & Capital, LLC.

10.4	Guaranty dated as of May 7, 2015 between Landec Corporation and Banc of America Leasing & Capital, LLC.

10.5	Commitment Letter dated May 15, 2015 between General Electric Capital Corporation and Apio, Inc.

99.1	Press Release dated May 21, 2015